EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 63 to Registration Statement No. 033-01121 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 25, 2013

Appendix A

Eaton Vance Investment Trust
Report Date	Fund Name
May 17, 2013	Eaton Vance Massachusetts Limited Maturity Municipal Income Fund
May 17, 2013	Eaton Vance New York Limited Maturity Municipal Income Fund
May 17, 2013	Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund
May 17, 2013	Eaton Vance AMT-Free Limited Maturity Municipal Income Fund
May 17, 2013	Eaton Vance National Limited Maturity Municipal Income Fund